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                                                                    EXHIBIT 99.1


              Priceline.com Announces Changes To Board Of Directors

     NORWALK, Conn., January 24, 2003 . . . Priceline.com (Nasdaq: PCLN) today announced the appointment of retired KPMG partner Howard W. "Skip" Barker, Jr. to priceline.com's Board of Directors. Mr. Barker replaces General Atlantic Partners partner William E. Ford, who is retiring from the priceline.com Board after five years of service.

"Bill Ford was instrumental in helping to guide priceline.com through its early growth stages," said priceline.com Chairman Richard S. Braddock. "Since General Atlantic Partners no longer has a position in priceline.com, Bill is stepping down from the priceline.com Board to devote more time to his firm's current investments. We thank Bill for his many contributions to our business."

The Board transition takes effect today. In addition to his general Board duties, Mr. Barker will chair priceline.com's audit committee. Mr. Barker retired from KPMG LLP after a 30-year auditing career, including assignments in the firm's Miami, New York and Stamford offices.

"With an increasing focus on corporate compliance, Skip Barker is a valuable resource with a broad, current knowledge and experience base to assist our Company as we go forward," said Mr. Braddock. "We welcome his addition to both the priceline.com Board and to our audit committee."

Mr. Barker became a KPMG partner in 1982 and has served as the firm's partner-in-charge of several departments, including KPMG's Executive Education Department, the Mergers and Acquisitions practice in Connecticut, and the Information, Communications and Entertainment line of business for the Stamford office. His audit engagement partner responsibilities have included The Gartner Group, Playtex Products, Oxford Health Plans, EDGAR Online and Entex Information Services. Mr. Barker is a member of the American Institute of Certified Public Accountants, the New York State Society of Certified Public Accountants, the Connecticut Society of Certified Public Accountants and the Florida Society of Certified Public Accountants.

ABOUT PRICELINE.COM

Priceline.com offers products for sale in two categories: a travel service that offers leisure airline tickets, hotel rooms, rental cars, vacation packages and cruises; and a personal finance service that offers home mortgages, refinancing and home equity loans through an independent licensee. Priceline.com also owns the Internet domain names and trademarks of LowestFare.com, another Web-based travel site. Priceline.com licenses its business model to independent licensees, including pricelinemortgage and certain international licensees.

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For press information: Brian Ek at priceline.com 203-299-8167
(brian.ek@priceline.com)


INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, without limitation, "may," "will," "should," "could," "expects," "does not currently expect," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "targets," or "continue," reflecting something other than historical fact are intended to identify forward-looking statements. The following factors, among others, could cause the Company's actual results to differ materially from those described in the forward-looking statements: adverse changes in general market conditions for leisure and other travel products as the result of, among other things, terrorist attacks or hostilities; adverse changes in the Company's relationships with airlines and other product and service providers including, without limitation, the withdrawal of suppliers from the priceline.com system; the effects of increased competition; systems-related failures and/or security breaches; the Company's ability to protect its intellectual property rights; losses by the Company and its licensees; final adjustments made in closing the quarter; legal and regulatory risks and the ability to attract and retain qualified personnel. For a detailed discussion of these and other factors that could cause the Company's actual results to differ materially from those described in the forward-looking statements, please refer to the Company's most recent Form 10-Q, Form 10-K and Form 8-K filings with the Securities and Exchange Commission. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.